Exhibit 10.1

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.
Double asterisks denote omissions.

AMENDMENT #1
TO THE INDEPENDENT CONTRACTOR AGREEMENT

This Amendment (“Amendment 1”) is effective as of August 14, 2023 (“Amendment 1 Effective Date”) and modifies the Independent Contractor Agreement by and between Gates Ventures, LLC (“Company”) and Schrödinger, Inc. (“Contractor” or “Schrödinger”) dated June 16, 2020 (the “Agreement”).

WHEREAS, the parties hereto wish to amend the Agreement to add a new Statement of Work; and

WHEREAS, capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW THEREFORE, in consideration of the terms and conditions set forth herein the parties agree to amend the Agreement as follows:

1.The attached Exhibit A-1 (Statement of Work #2 and Fees for Services) is added to and made part of the Agreement.

2.Except as expressly amended as set forth herein, all other terms of the Agreement shall remain in full force and effect.

3.This Amendment 1 constitutes the sole and complete understanding of the parties with respect to its subject matter and supersedes all prior or contemporaneous communications between the parties concerning such subject matter.

4.This Amendment 1 may be executed in counterparts, each of which will constitute an original, but which collectively will form one and the same instrument.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment 1 to be executed as of the Amendment 1 Effective Date.
GATES VENTURES, LLC    SCHRÖDINGER, INC.
By: /s/ Larry Cohen        By: /s/ Ramy Farid
Name: Larry Cohen        Name: Ramy Farid
Title: CEO        Title: President & CEO

EXHIBIT A-1
STATEMENT OF WORK #2 AND FEES FOR SERVICES

This Statement of Work (“SOW 2”), effective as of August 14, 2023 (the “SOW 2 Effective Date”), is a part of and incorporated into that certain Independent Contractor Agreement, dated June 16, 2020 (the “Agreement”), by and between Gates Ventures, LLC (“Company”) and Schrödinger, Inc. (“Schrödinger”, “Contractor”, “we”, or “our(s)”). All terms defined in the Agreement will have the same meanings when used in this SOW.

Description of Services – Accurate Physics-Based Modeling of Lithium Ion Batteries
Contractor will provide Services in connection with the work to be done by The Trustees of Columbia University in the City of New York (the “University”) and Schrödinger described below (hereafter referred to as the “Battery Initiative”):

I. Overview

The objective of the proposed project is the development of a platform for accurate modeling of lithium ion (and related) batteries (hereafter referred to as “LIB(s)”). [**]

[**]

II. [**]

[**]

III. [**]

[**]

IV. [**]

[**]

V. [**]

[**]

VI. [**]

[**]

Reporting and Timeline for Key Activities

Written reports of research results, including any [**] by Company shall be provided to the University summarizing the progress of each of the key activities specified below:

[**]
1.[**]
2.[**]
3.[**]
4.[**]
5.[**]
6.[**]

[**]
1.[**]
2.[**]
3.[**]
4.[**]
5.[**]
6.[**]

[**]

1.[**]
2.[**]
3.[**]
4.[**]
5.[**]

Fees for Services & Deliverables
Consulting Fee: Company shall pay Contractor fees calculated as follows:

1.$1,800,000 upon execution of this SOW 2;

2.$2,000,000 upon Schrödinger’s written notification to Company of Schrödinger’s confirmed delivery of a written report to the University summarizing the key activities completed by Schrödinger during the 12 month period commencing as of the SOW 2 Effective Date. Such report, hereinafter referred to as the “First Written Report” shall be delivered no later than [**] after the one year anniversary of the SOW 2 Effective Date. Intellectual Property Rights to the First Written Report shall be transferred to the University by Contractor; and

3.$2,200,000 upon:

a.Schrödinger’s written notification to Company of Schrödinger’s confirmed delivery of a written report to the University summarizing the key activities completed by Schrödinger during the 12 month period commencing as of the one (1) year anniversary of the SOW 2 Effective Date; and

b.confirmation from the University of Schrödinger’s cooperation on publications, if any, related to the Battery Initiative per the applicable Publication Rights term below. Such report, hereinafter referred to as the “Second Written Report” shall be delivered no later than [**] after the two (2) year anniversary of the SOW 2 Effective Date. Intellectual Property Rights to the Second Written Report shall be transferred to the University by Contractor.

Any fees in excess of $6,000,000 shall not be invoiced by Contractor under this SOW without the prior written consent of Company.

Payment/Invoicing: The initial $1,800,000 in fees for Services shall be invoiced on or near the SOW 2 Effective Date, with each subsequent year’s fees to be invoiced upon Schrödinger notifying Company in writing of Schrödinger’s confirmed delivery of the First Written Report or Second Written Report, as applicable, to the University. Contractor shall provide Company with reasonably detailed invoices specifying Services performed as set forth above, and Company shall make payment within [**] of invoice receipt and confirmation by University of their receipt of each Written Report.
Contractor’s responsibility for expenses: Contractor is solely responsible for providing, at no additional cost to Company, any and all incidental costs or expenses associated with Contractor’s provision of the Services hereunder, including any that may relate to travel and those pertaining to the facilities, equipment, and services (such as Internet, mobile phone and lab equipment) necessary for Contractor to perform the Services.
Publication Rights: If the University seeks to publish article(s) describing research in connection with the Battery Initiative, Schrödinger agrees to cooperate with the University to support such publications and provide relevant information and research insights, subject to customary practices that the University and Schrödinger have used in similar contexts to ensure, among other things, reasonable protection of Schrödinger Intellectual Property rights.

Term and Termination
The term of this SOW 2 will commence on the SOW 2 Effective Date and end three (3) years thereafter, unless it is otherwise terminated by Company at its discretion or extended by mutual written agreement of the parties.

IN WITNESS WHEREOF, each of the parties hereto has caused this SOW 2 to be executed as of the SOW 2 Effective Date.
GATES VENTURES, LLC    SCHRÖDINGER, INC.
By: /s/ Larry Cohen        By: /s/ Ramy Farid
Name: Larry Cohen        Name: Ramy Farid
Title: CEO        Title: President & CEO